SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   Form 8-K/A

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): November 30, 2000
                                                      --------------------------


                           The Leather Factory, Inc..
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


               1-12368                                   75-2543540
------------------------------------        ------------------------------------
      (Commission File Number)              (IRS Employer Identification Number)


  3847 East Loop 820 South, Fort Worth, Texas               76119
--------------------------------------------------------------------------------
   (Address of Principal Executive Offices)               (Zip Code)


                                 (817) 496-4414
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         The Form 8-K filed by the Registrant on December 15, 2000 is amended by the supplemental filing of the information required by Items 7(a) and 7(b).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Businesses Acquired.

             The financial statements required by Item 7(a) are attached as Attachment A, along with the accountants' report of Hein and Associates LLP.

         (b) Pro Forma Financial Information.

             The pro forma financial information required by Item 7(b) is attached as Attachment B.

         This Report contains forward-looking statements based on current expectations that involve a number of uncertainties. Details on the factors that could affect The Leather Factory, Inc.'s financial results are included in The Leather Factory, Inc.'s Securities and Exchange Commission (SEC) filings, including the latest Annual Report on Form 10-K and on its Quarterly Reports on Form 10-Q.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                    THE LEATHER FACTORY, INC.



Date: February 12, 2001             BY:   /s/ Wray Thompson
                                        ----------------------------------------
                                        Wray Thompson, Chairman of the Board and
                                                  Chief Executive Officer

                                                              ATTACHMENT A


                          INDEPENDENT AUDITOR'S REPORT


December 22, 2000

Board of Directors
TLC Direct, Inc.
Tandy Leather Dealer, Inc.
Fort Worth, Texas

We have audited the accompanying combined balance sheet of TLC Direct, Inc. and Tandy Leather Dealer, Inc. (collectively the "Tandy Leather Company") as of June 30, 2000, and the related combined statements of operations and changes in stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to in the first paragraph present fairly, in all material respects, the combined financial position of Tandy Leather Company as of June 30, 2000, and the combined results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

HEIN + ASSOCIATES, LLP

Certified Public Accountants


                              TANDY LEATHER COMPANY
                       (wholly owned by Tandycrafts, Inc.)

                             COMBINED BALANCE SHEETS

                                     ASSETS
                                     ------
                                                                SEPTEMBER 30,      JUNE 30,
                                                                     2000            2000
                                                                -------------   -------------
                                                                 (Unaudited)
CURRENT ASSETS:
     Trade accounts receivable, net of allowance for doubtful
        accounts of $234,000 and $226,000, respectively         $     310,327   $     398,020
     Inventory                                                      2,280,072       2,237,333
     Prepaid expenses                                                  84,003          16,150
                                                                -------------   -------------
         Total current assets                                       2,674,402       2,651,503

PROPERTY AND EQUIPMENT, net                                            61,456          64,811
                                                                -------------   -------------

         Total assets                                           $   2,735,858   $   2,716,314
                                                                =============   =============

                      LIABILITIES AND STOCKHOLDER'S EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
     Accounts payable                                           $     263,367   $     314,177
     Accrued expenses and other liabilities                           191,132         115,356
     Due to Parent                                                  2,013,415       2,062,257
                                                                -------------   -------------
         Total current liabilities                                  2,467,914       2,491,790

STOCKHOLDER'S EQUITY
     Common stock                                                          20              20
     Paid-in capital                                                    1,980           1,980
     Retained earnings                                                265,944         222,524
                                                                -------------   -------------
         Total stockholder's equity                                   267,944         224,524
                                                                -------------   -------------

              Total stockholder's equity                        $   2,735,858   $   2,716,314
                                                                =============   =============



         See accompanying notes to these combined financial statements.


                              TANDY LEATHER COMPANY
                       (wholly owned by Tandycrafts, Inc.)

                        COMBINED STATEMENTS OF OPERATIONS

                                                        THREE MONTHS ENDED        YEAR ENDED
                                                           SEPTEMBER 30,           JUNE 30,
                                                    -------------------------    -----------
                                                        2000          1999           2000
                                                    -----------   -----------    -----------
                                                    (Unaudited)   (Unaudited)

NET SALES                                           $ 1,562,421   $ 1,496,574    $ 7,124,176

COST OF SALES                                           828,451       764,321      3,628,003
                                                    -----------   -----------    -----------

         Gross profit                                   733,970       732,253      3,496,173

OPERATING EXPENSES:
     Selling, general and administrative expenses       661,216     1,169,496      3,128,481
     Depreciation                                         3,355         2,289         10,899
                                                    -----------   -----------    -----------

         Income (loss) before income taxes               69,399      (439,532)       356,793

PROVISION FOR INCOME TAXES                               25,979          --          134,269
                                                    -----------   -----------    -----------

NET INCOME (LOSS)                                   $    43,420   $  (439,532)   $   222,524
                                                    ===========   ===========    ===========








         See accompanying notes to these combined financial statements.

                              TANDY LEATHER COMPANY
                       (wholly owned by Tandycrafts, Inc.)

              COMBINED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

             FOR THE PERIOD FROM JULY 1, 1999 TO SEPTEMBER 30, 2000

                                COMMON                             TOTAL
                                STOCK      PAID-IN   RETAINED  STOCKHOLDER'S
                                AMOUNT     CAPITAL   EARNINGS     EQUITY
                               --------   --------   --------  -------------

BALANCES, July 1, 1999         $   --     $   --     $   --       $   --

Common stock issued for cash         20      1,980       --          2,000

Net income                         --         --      222,524      222,524
                               --------   --------   --------     --------

BALANCES, June 30, 2000              20      1,980    222,524      224,524

Net income (Unaudited)             --         --       43,420       43,420
                               --------   --------   --------     --------

BALANCES, September 30, 2000
(Unaudited)                    $     20   $  1,980   $265,944     $267,944
                               ========   ========   ========     ========









         See accompanying notes to these combined financial statements.


                              TANDY LEATHER COMPANY
                       (wholly owned by Tandycrafts, Inc.)

                        COMBINED STATEMENTS OF CASH FLOWS

                                                                   THREE MONTHS ENDED         YEAR ENDED
                                                                      SEPTEMBER 30,            JUNE 30,
                                                               --------------------------    -----------
                                                                   2000           1999           2000
                                                               -----------    -----------    -----------
                                                               (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income (loss)                                          $    43,420    $  (439,532)   $   222,524
    Adjustments to reconcile net income (loss) to net cash
      provided by operating activities:
      Depreciation                                                   3,355          2,289         10,899
      Changes in operating assets and liabilities:
        Trade accounts receivable                                   87,693        133,388        (33,583)
        Inventory                                                  (42,739)       297,229       (501,503)
        Prepaid expenses                                           (67,853)        (7,213)         7,757
        Accounts payable                                           (50,810)       174,058        167,837
        Accrued expenses and other liabilities                      75,776         29,583        111,916
                                                               -----------    -----------    -----------
            Net cash provided (used) by operating activities        48,842        189,802        (14,153)

CASH FLOWS FROM INVESTING ACTIVITIES -
    Purchases of property and equipment                               --           (2,800)       (24,416)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net advances (repayments) from Parent                          (48,842)      (189,002)        36,569
    Common stock issued for cash                                      --            2,000          2,000
                                                               -----------    -----------    -----------
            Net cash used in financing activities                  (48,842)      (187,002)        38,569
                                                               -----------    -----------    -----------

NET CHANGE IN CASH                                                    --             --             --

CASH, beginning of period                                             --             --             --
                                                               -----------    -----------    -----------

CASH, end of period                                            $      --      $      --      $      --
                                                               ===========    ===========    ===========

NON-CASH ACTIVITY:
    Transfer of assets and liabilities from Parent:
      Trade accounts receivable, net                                  --          364,437        364,437
      Inventory                                                       --        1,735,830      1,735,830
      Prepaids                                                        --           23,907         23,907
      Property and equipment, net                                     --           51,293         51,293
      Accounts payable and accrued liabilities                        --         (149,779)      (149,779)
      Due to Parent                                                   --       (2,025,688)    (2,025,688)




         See accompanying notes to these combined financial statements.

                              TANDY LEATHER COMPANY
                       (wholly owned by Tandycrafts, Inc.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
    (the three-month periods ended September 30, 2000 and 1999 are unaudited)



1.   DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
     -------------------------------------------------

     The Company markets and distributes leather and leather craft products sold throughout the United States via the Internet and mail order, and internationally through authorized dealers.

     The Company's combined financial statements include the accounts of TLC Direct, Inc. ("TLC") and Tandy Leather Dealer, Inc. ("TLD"), which were incorporated in July 1999 as wholly-owned subsidiaries of Tandycrafts, Inc. ("the Parent"). All significant intercompany accounts and transactions have been eliminated in the combination. TLC and TLD are referred to collectively as Tandy Leather Company ("the Company").

     On August 1, 1999, the Parent contributed certain assets and liabilities to the Company that had previously comprised its leather and crafts operating division. The assets and liabilities were recorded at the Parent's book value.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     Inventory
     ---------
     Inventory consists of finished goods held for resale, valued at the lower of average cost or market.

     Property and Equipment
     ----------------------
     Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives, generally three to seven years, of the underlying assets. Accumulated depreciation is $26,522 at June 30, 2000.

     Expenditures for maintenance, repairs, renewals and betterments which do not materially prolong the useful lives of the assets are charged to income as incurred. The cost of property retired or sold, and the related accumulated depreciation, is removed from the accounts and any gain or loss, after taking into consideration proceeds from sales, is reflected in income.

     Revenue Recognition
     -------------------
     Sales are recorded when goods are shipped to customers.

     Allocated Corporate Expenses
     ----------------------------
     The accompanying statements of operations include certain expenses incurred by the Parent on the Company's behalf. These corporate expenses consist primarily of rent and labor, associated with the use of the Parent's warehouse facility, and other general and administrative expenses. The Parent charges rent expense at rates that it believes would be incurred for similar facilities. The Parent has established performance budgets for the Company and allocates labor costs relative to budgeted operating results. The Parent allocates general and administrative expenses in proportion to the Company's use of corporate services. The Parent believes these methods are reasonable.

     Advertising Costs
     -----------------
     With the exception of catalog costs, advertising costs are expensed as incurred. Catalog costs are capitalized and expensed when the catalog is released. Total advertising expense was $900,166 for the year ended June 30, 2000 and $127,034 and $544,199 for the three month periods ended September 30, 2000 and 1999, respectively.

                              TANDY LEATHER COMPANY
                       (wholly owned by Tandycrafts, Inc.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
    (the three-month periods ended September 30, 2000 and 1999 are unaudited)


     Income Taxes
     ------------
     Income taxes are calculated in accordance with the liability method, which requires that deferred tax assets and liabilities be recognized based on differences between the financial statement and tax bases of assets and liabilities using presently enacted rates.

     The Company is included in the consolidated federal income tax return of the Parent. However, the Company records income taxes for financial reporting purposes as if it filed a separate tax return. Current and deferred income tax assets and liabilities are included in Due to Parent on the balance sheet.

     Use of Estimates
     ----------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and those differences could be material. Significant estimates made by the Company include the net realizable values of accounts receivable and inventory.

     Unaudited Information
     ---------------------
     The combined financial statements as of September 30, 2000 and for the three-month periods ended September 30, 2000 and 1999 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the financial position and results of operations for the applicable periods.

3.   RELATED PARTY TRANSACTIONS
     --------------------------

     Net amounts advanced to the Company by the Parent for working capital and other operating purposes, including net assets transferred at inception, totaled $2,013,415 and $2,062,257 at September 30, 2000 and June 30, 2000,
     respectively. Such advances are non-interest bearing and contain no specific terms of repayment. Expenses allocated by the Parent are described in Note 2.

     The Company's assets are included as collateral for the Parent's bank debt along with other assets of the Parent. Funds from the sale of the Company's assets described in Note 7 were used to reduce the Parent's debt.

4.   STOCKHOLDER'S EQUITY
     --------------------

     TLC and TLD have each authorized 1,000 shares of common stock, $.01 par value, for a total of 2,000 shares, all of which were issued and outstanding as of June 30, 2000.

                              TANDY LEATHER COMPANY
                       (wholly owned by Tandycrafts, Inc.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
    (the three-month periods ended September 30, 2000 and 1999 are unaudited)


5.   INCOME TAXES
     ------------
     The provision for income taxes for the year ended June 30, 2000 consisted primarily of current tax expense. The difference between the tax expense and the amount expected based on the statutory tax rate is primarily due to the effect of state taxes.

     As of June 30, 2000, the income tax effects of temporary differences that give rise to significant portions of the Company's deferred tax assets and liabilities were as set forth below. As described in Note 2, the deferred tax asset balance is included in Due to Parent in the balance sheet.

     Deferred tax assets:
          Allowance for doubtful accounts                $        76,000
          Reserve for obsolete inventory                          10,000
                                                         ---------------
              Total deferred tax asset                            86,000
     Deferred tax liability                                         -
                                                         ---------------
                                                                  86,000
     Valuation allowance                                         (86,000)
                                                         ---------------
                                                         $          -
                                                         ===============

6.   MAJOR CUSTOMERS, CREDIT RISK AND GEOGRAPHIC AREA INFORMATION
     ------------------------------------------------------------

     The Company's revenues are derived from a diverse group of customers principally located in the United States and Canada. Approximately 11% of the Company's sales were to customers outside the United States. No single customer accounted for more than 10% of the Company's revenues for the periods presented.

     Credit risk with respect to accounts receivable is considered to be limited due to the diversity of the Company's customer base and their geographic dispersion. The Company does not generally require collateral for accounts receivable. The Company performs periodic credit evaluations of its customers' financial condition and believes the allowance for doubtful accounts is adequate. At June 30, 2000, amounts due from an authorized dealer located in Canada represented approximately 28% of total accounts receivable, net of allowance for doubtful accounts.

7.   SEGMENT INFORMATION
     -------------------

     The Company markets and distributes  leather and leather craft products via
     the  Internet  and  mail  order   ("Direct")  and  to  authorized   dealers
     ("Dealer").

     Management evaluates the performance of its reportable segments based on segment profit or loss, defined as segment revenue less segment cost of sales, excluding selling, general and administrative expenses, depreciation and taxes on income. Segment assets are those assets that are used in each reportable segment.


                              TANDY LEATHER COMPANY
                       (wholly owned by Tandycrafts, Inc.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
    (the three-month periods ended September 30, 2000 and 1999 are unaudited)


                                                         THREE MONTHS ENDED        YEAR ENDED
                                                            SEPTEMBER 30,           JUNE 30,
                                                     -------------------------    -----------
                                                         2000          1999           2000
                                                     -----------   -----------    -----------
                                                     (Unaudited)   (Unaudited)

SEGMENT REVENUES:
      Direct                                         $ 1,159,000   $ 1,279,000    $ 5,419,000
      Dealer                                             403,000       218,000      1,705,000
                                                     -----------   -----------    -----------
          Total segment revenues                     $ 1,562,000   $ 1,497,000    $ 7,124,000
                                                     ===========   ===========    ===========

SEGMENT PROFIT (LOSS):
      Direct                                         $   613,000   $   670,000    $ 3,032,000
      Dealer                                             120,000        61,000        464,000
                                                     -----------   -----------    -----------
         Total segment profit                            733,000       731,000      3,496,000

      Selling, general and administrative expenses       661,000     1,169,000      3,128,000
      Depreciation                                         3,000         2,000         11,000
                                                     -----------   -----------    -----------
          Income (loss) before income taxes          $    69,000   $  (440,000)   $   357,000
                                                     ===========   ===========    ===========

                                                     SEPTEMBER 30,   JUNE 30,
                                                         2000          2000
                                                     ------------  -----------
                                                      (Unaudited)
     SEGMENT ASSETS:
           Direct                                    $ 2,510,000   $ 2,495,000
           Dealer                                        226,000       221,000
                                                     -----------   -----------
               Total segment assets                  $ 2,736,000   $ 2,716,000
                                                     ===========   ===========

8.   SUBSEQUENT EVENT
     ----------------

     Effective November 30, 2000, the Company entered into an asset purchase agreement with The Leather Factory, Inc., whereby the Company's ongoing operations were sold for cash consideration of $2,850,000, subject to adjustment.


                                 **************

                                                            ATTACHMENT B

The Leather Factory, Inc.
Unaudited Pro Forma Combined Financial Statements

The accompanying unaudited pro forma combined financial statements have been prepared to reflect the acquisition of TLC Direct, Inc. and Tandy Leather Dealer, Inc. (collectively the "Tandy Leather Company") by The Leather Factory, Inc. ("TLF"). TLF acquired the Tandy Leather Company on November 30, 2000 for cash consideration of $2,850,000, subject to certain adjustments specified in the Agreement.

The unaudited pro forma combined balance sheet at September 30, 2000 is presented as if the acquisition had occurred on that date. The unaudited pro forma statements of income are presented for the three months ended September 30, 2000 and the year ended June 30, 2000. TLF has a December 31 calendar year-end and Tandy Leather Company has a June 30 fiscal year end. The pro forma statements of income are presented on a June 30 fiscal year basis because that presentation is believed to be more meaningful as Tandy Leather Company was not formed until July 1999. The pro forma statement of income of TLF for the year ended June 30, 2000 combines the statements of income of TLF for the six month period ended December 31, 1999 and the six month period ended June 30, 2000. The unaudited pro forma combined statement of income for the year ended June 30, 2000 is presented as if the acquisition had occurred on July 1, 1999. The unaudited pro forma combined statement of income for the three months ended September 30, 2000 is presented as if the acquisition had occurred on July 1, 2000.

The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements of TLF included in its most recent Forms 10-K and 10-Q, and the historical financial statements of the Tandy Leather Company included herein. These pro forma financial statements are not indicative of the financial position or results of operations that would actually have occurred if the transactions described above had occurred at the dates presented or which may be obtained in the future.


               THE LEATHER FACTORY, INC. AND TANDY LEATHER COMPANY

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                            AS OF SEPTEMBER 30, 2000


                                                                            TANDY
                                                     THE LEATHER           LEATHER          PRO FORMA              PRO FORMA
                                                    FACTORY, INC.          COMPANY         ADJUSTMENTS              BALANCES
                                                   ---------------     ---------------   ---------------        ---------------
CURRENT ASSETS:
     Cash                                          $       337,991     $          --     $      (100,000) (4)   $       237,991
     Accounts receivable, net                            2,270,329             310,327              --                2,580,656
     Inventories                                         7,759,946           2,280,072              --               10,040,018
     Deferred income taxes                                 138,416                --                --                  138,416
     Other current assets                                  508,602              84,003              --                  592,605
                                                   ---------------     ---------------   ---------------        ---------------
          Total current assets                          11,015,284           2,674,402          (100,000)            13,589,686

PROPERTY AND EQUIPMENT, net                                880,134              61,456           100,000  (1)         1,041,590

GOODWILL, net                                            4,606,540                --                --                4,606,540
OTHER INTANGIBLES, net                                     175,777                --             200,000  (1)           375,777
OTHER ASSETS                                                29,415     $          --             350,000  (1)           379,415
                                                   ---------------     ---------------   ---------------        ---------------

       Total assets                                $    16,707,150     $     2,735,858   $       550,000        $    19,993,008
                                                   ===============     ===============   ===============        ===============

CURRENT LIABILITIES:
     Accounts payable                                    1,047,635     $       263,367   $          --          $     1,311,002
     Accrued expenses and other liabilities              1,258,151             191,132            81,359  (2)         1,530,642
     Due to Parent                                            --             2,013,415        (2,013,415) (3)              --
     Notes payable  and  current  maturities  of
      long-term debt                                     4,330,630                --           2,750,000  (4)         7,080,630
                                                   ---------------     ---------------   ---------------        ---------------
       Total current liabilities                         6,636,416           2,467,914           817,944              9,922,274

DEFERRED INCOME TAXES                                       73,173                --                --                   73,173


NOTES PAYABLE AND LONG-TERM  DEBT,
    net of current portion                                 103,992                --                --                  103,992

STOCKHOLDERS' EQUITY:
     Preferred stock                                          --                  --                --                     --
     Common stock                                           23,720                  20               (20) (5)            23,720
     Paid-in capital                                     3,918,543               1,980            (1,980) (5)         3,918,543
     Retained earnings                                   6,122,869             265,944          (265,944) (5)         6,122,869
     Other stockholders' equity                           (171,563)               --                --                 (171,563)
                                                   ---------------     ---------------   ---------------        ---------------
       Total stockholders equity                         9,893,569             267,944          (267,944)             9,893,569
                                                   ---------------     ---------------   ---------------        ---------------

       Total liabilities and stockholders' equity  $    16,707,150     $     2,735,858   $       550,000        $    19,993,008
                                                   ===============     ===============   ===============        ===============


Notes

(1) Adjustment to record preliminary value assigned to certain non-current and identifiable intangible assets acquired
(2) Adjustment to record increase in accrued expenses relating to transaction costs incurred.
(3)  Elimination of intercompany debt with Parent of Tandy Leather Company.
(4) Adjustment to reflect cash paid and additional borrowing incurred for purchase of Tandy Leather Company operations. The total purchase price of $2,850,000 is subject to certain adjustments specified in the agreement.
(5)  Adjustment to remove equity accounts of Tandy Leather Company


               THE LEATHER FACTORY, INC. AND TANDY LEATHER COMPANY

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                        FOR THE YEAR ENDED JUNE 30, 2000



                                                      TANDY
                                    THE LEATHER      LEATHER       PRO FORMA         PRO FORMA
                                   FACTORY, INC.     COMPANY      ADJUSTMENTS        BALANCES
                                   ------------   ------------   ------------      ------------
Net sales                          $ 30,119,411   $  7,124,176   $       --        $ 37,243,587

Cost of goods sold                   15,663,814      3,628,003           --          19,291,817
                                   ------------   ------------   ------------      ------------
Gross profit                         14,455,597      3,496,173           --          17,951,770

Operating expenses                   11,121,161      3,139,380         33,000 (1)    14,293,541
                                   ------------   ------------   ------------      ------------
Income from operations                3,334,436        356,793        (33,000)        3,658,229

Other expense                           847,097           --          250,000 (2)     1,097,097
                                   ------------   ------------   ------------      ------------
Income before income taxes            2,487,339        356,793       (283,000)        2,561,132

Provision for income taxes            1,193,923        134,269        (96,000)(3)     1,232,192
                                   ------------   ------------   ------------      ------------
Net income                         $  1,293,416   $    222,524   $   (187,000)     $  1,328,940
                                   ============   ============   ============      ============
Net income per share, basic        $        .13                                    $        .13
                                   ============                                    ============
Net income per share, diluted      $        .13                                    $        .13
                                   ============                                    ============
Weighted average shares, basic        9,860,000                                       9,860,000
                                   ============                                    ============
Weighted average shares, diluted     10,033,000                                      10,033,000
                                   ============                                    ============


Notes

(1) Adjustment to record increase of $13,000 and $20,000, respectively, in depreciation and amortization of certain non-current assets and identifiable intangible assets acquired, which are depreciated/amortized over a five and fifteen year period, respectively.
(2) Adjustment to record increase in interest expenses for the additional borrowings incurred, at an average annual rate of 9%, to purchase the Tandy Leather Company operations.
(3) Adjustment to record decrease in income taxes, provided at a 34% tax rate, on the aggregate pro forma reduction in pre-tax income.


               THE LEATHER FACTORY, INC. AND TANDY LEATHER COMPANY

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                  FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000



                                                                       TANDY
                                                 THE LEATHER          LEATHER           PRO FORMA           PRO FORMA
                                                FACTORY, INC.         COMPANY          ADJUSTMENTS          BALANCES
                                               --------------     --------------     --------------      --------------
   Net sales                                   $    7,374,556     $    1,562,421     $         --        $    8,936,977

   Cost of goods sold                               3,660,995            828,451               --             4,489,446
                                               --------------     --------------     --------------      --------------
   Gross profit                                     3,713,561            733,970               --             4,447,531

   Operating expenses                               3,012,409            664,571              8,000  (1)      3,684,980
                                               --------------     --------------     --------------        ------------
   Income from operations                             701,152             69,399             (8,000)            762,551

   Other expense                                      149,863              -                 69,000  (2)        218,863
                                               --------------     --------------     --------------        ------------
   Income before income taxes                         551,289             69,399            (77,000)            543,688

   Provision for income taxes                         236,190             25,979            (26,000) (3)        236,169
                                               --------------     --------------     ---------------       ------------
   Net income                                  $      315,099     $       43,420     $      (51,000)       $    307,519
                                               ==============     ==============     ===============       ============
   Net income per share, basic                 $          .03                                              $        .03
                                               ==============                                              ============
   Net income per share, diluted               $          .03                                              $        .03
                                               ==============                                              ============
   Weighted average shares, basic                   9,876,000                                                 9,876,000
                                               ==============                                              ============
   Weighted average shares, diluted                10,199,000                                                10,199,000
                                               ==============                                              ============


Notes

(1) Adjustment to record increase of $3,000 and $5,000, respectively, in depreciation and amortization of certain non-current assets and identifiable intangible assets acquired, which are depreciated/amortized over a five and fifteen year period, respectively.
(2) Adjustment to record increase in interest expenses for the additional borrowings incurred, at an average annual rate of 10%, to purchase the Tandy Leather Company operations.
(3) Adjustment to record decrease in income taxes, provided at a 34% rate, on the aggregate pro forma reduction in pre-tax income.